Exhibit (a)(1)(F)

1)
First reminder email to Eligible Employees

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To be sent June 10th
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From Infinite Equity system
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To Eligible Employees

Subject: The Stock Option Exchange window is now open!

The voluntary Stock Option Exchange Program is currently open. If you hold eligible underwater stock options, this program provides an opportunity to exchange them for replacement options that may better support future long-term value potential.

To learn more and make your election(s), please visit the exchange website where you can access program materials, FAQs, and an interactive modeling tool.

https://myoptionexchange.com

When you are ready, log in to review your eligible grants and submit your election(s). The exchange window will close at 11:59 p.m. ET on July 1, 2026.

Participation in the Option Exchange is entirely voluntary. REGENXBIO and its Board of Directors are not making a recommendation regarding whether you should participate. The decision to participate or not participate is solely yours. You are encouraged to consult your personal financial, legal, and/or tax advisors before making any decision regarding the Option Exchange. The Option Exchange is being conducted pursuant to the terms and conditions described in REGENXBIO’s Tender Offer Statement on Schedule TO and related exhibits, including the Offer to Exchange Eligible Options for Replacement Options, filed with the Securities and Exchange Commission. These materials are available free of charge at http://www.sec.gov and on the Option Exchange website at https://myoptionexchange.com. Please review these materials carefully, as they contain important information about the Option Exchange, including associated risks.

2)
Targeted reminder email to Eligible Employees that have not logged into the site or have logged in but haven’t submitted selections

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To be sent June 25th
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From Infinite Equity system
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To applicable Eligible Employees

Subject: Reminder: Visit the Stock Option Exchange site to make your election(s)!

There is still time to participate in the voluntary Stock Option Exchange Program. If you have eligible underwater stock options, this program may provide an opportunity to exchange them for replacement options designed to better support future long-term value potential.

If no action is taken by July 1st, your current eligible stock options will remain unchanged under their existing terms.

Once logged in, you can review your eligible grants and submit your election(s) at any time before the exchange window closes at 11:59 p.m. ET on July 1, 2026.

https://myoptionexchange.com

Participation in the Option Exchange is entirely voluntary. REGENXBIO and its Board of Directors are not making a recommendation regarding whether you should participate. The decision to participate or not participate is solely yours. You are encouraged to consult your personal financial, legal, and/or tax advisors before making any decision regarding the Option Exchange. The Option Exchange is being conducted pursuant to the terms and conditions described in REGENXBIO’s Tender Offer Statement on Schedule TO and related exhibits, including the Offer to Exchange Eligible Options for Replacement Options, filed with the Securities and Exchange Commission. These materials are available free of charge at http://www.sec.gov and on the Option Exchange website at https://myoptionexchange.com. Please review these materials carefully, as they contain important information about the Option Exchange, including associated risks.

3)
Final targeted reminder email to Eligible Employees that have not logged into the site OR have logged in but haven’t submitted elections

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To be sent June 30th
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From Infinite Equity system
•
To applicable Eligible Employees

Subject: Final Reminder: Submit your Stock Option Exchange election(s) by July 1st!

This is a final reminder for eligible employees who wish to participate in the voluntary Stock Option Exchange Program.

If you would like to exchange eligible underwater stock options for replacement options with a new market-based exercise price, please log into the exchange site and submit your election(s) before the deadline.

https://myoptionexchange.com

The election window closes at 11:59 p.m. ET on July 1, 2026.

If you do not take action by the deadline, your eligible outstanding stock options will remain unchanged.

Participation in the Option Exchange is voluntary. REGENXBIO and its Board of Directors make no recommendation as to whether you should participate or refrain from participating in the Option Exchange. You must make your own decision whether to participate. You should speak with your financial, legal and/or tax advisors as necessary, before deciding whether to participate in the Option Exchange. The Option Exchange is being made pursuant to the terms and conditions set forth in REGENXBIO’s Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange Eligible Options for Replacement Options, filed with the Securities and Exchange Commission, which are available free of charge at http://www.sec.gov or on the Option Exchange website located at: https://myoptionexchange.com. You should read these written materials carefully because they contain important information about the Option Exchange, including related risks.